UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2005

BULLDOG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50321

(Commission File Number)

980377543

(IRS Employer Identification No.)

301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

(Address of principal executive offices and Zip Code)

(604) 271-8656

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2005, we entered into a director services agreement with Scott H. Smith whereby Scott H. Smith agrees to carry out director’s duties as a member of our board of directors until such time as he resigns as one of our directors. As compensation for the carrying out of his director’s duties we entered into a stock option agreement with Scott H. Smith granting him the right to purchase a total of 100,000 shares of our common stock, at an exercise price of $1.30 per share, exercisable until December 6, 2010. The options will vest in accordance with the vesting schedule set out in the stock option agreement, the form of which is attached hereto as exhibit 10.2.

Item 3.02. Unregistered Sales of Equity Securities.

On December 6, 2005, we granted stock options to one of our directors entitling him to purchase a total of 100,000 shares of our common stock at an exercise price of $1.30 per share, exercisable until December 6, 2010. The options are subject to vesting provisions as set forth in the stock option agreement. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

10.1	Director Services Agreement dated December 6, 2005
10.2	Form of Stock Option Agreement with Scott H. Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

By: /s/ John Cockburn

John Cockburn

President, Chief Executive Officer, Secretary, and Director

Date: December 9, 2005